Exhibit 10.6.2

TECHNOLOGY INCUBATION PROGRAM (TIP)

5th AMENDED LEASE AGREEMENT

This Lease is made and entered into by and between the UNIVERSITY OF CONNECTICUT (hereinafter “UNIVERSITY”), a constituent unit of the State of Connecticut System of Higher Education, acting herein by its Vice President for Research pursuant to the provisions of Conn. Gen. Stat. § 4b-38, as revised, and Frequency Therapeutic, Inc., (hereinafter “COMPANY”) organized and existing under the laws of the Commonwealth of Massachusetts and having its principal address of 300 Technology Square, 8th Floor, Cambridge, MA 01239, and acting herein by David Lucchino, its Chief executive Officer, duly authorized.

WHEREAS, UNIVERSITY and COMPANY entered into a Lease Agreement (as amended), last executed on September 7, 2018, whereby UNIVERSITY leased to COMPANY certain real property in connection with UNIVERSITY’s Technology Incubation Program (hereinafter, referred to as the “Existing Lease”);

WHEREAS, as of the commencement of the Lease Term, as hereinafter defined, UNIVERSITY and COMPANY desire to terminate the leasehold tenancy under the Existing Lease and replace and supersede the terms of the Existing Lease;

WHEREAS, as of the commencement of the Lease Term, COMPANY desires to lease from the UNIVERSITY certain Demised Premises, as hereinafter defined, in accordance with the terms of this Lease;

NOW THEREFORE, in consideration of the mutual exchange of promises contained herein, the parties agree as follows:

1.    LEASE OF PREMISES: The UNIVERSITY hereby leases unto the COMPANY approximately 2,133 square feet of space, comprising Room(s) R2804, R2805, R2809, R2810, R2812 and R2840, in the building known as the Cell & Genome Science Building (hereinafter the “Building”) located on the grounds of the University of Connecticut Health Center campus at Farmington, Connecticut, together with the right of ingress into and egress out of the said premises and together with the improvements, fixtures, equipment and facilities of the UNIVERSITY now located or to be located on said premises (hereinafter the “Demised Premises”).

2.    TERM OF LEASE: The term of the Lease shall extend from August 1, 2019 and end on July 31, 2020 (hereinafter “Lease Term”).

3.    RENT:

3.1    The COMPANY shall pay the UNIVERSITY rent on the 1st day of each calendar month, in advance, during the term of this Lease, based on the following schedule and allowing for the stated increases each year:

Lease Period	Monthly Rent	Total Rent
8/1/2019 to 7/31/2020	$4,977.00	$59,724.00
MAXIMUM TOTAL AMOUNT PAYABLE DURING THE LEASE TERM		$59,724.00

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3.2    The COMPANY shall pay rent by check, payable to the University of Connecticut, and mailed to:

University of Connecticut

Cash Operations

233 Glenbrook Road, U-4231

Storrs, Connecticut 06269-4231.

3.3    If the COMPANY fails to pay the rent within ten (10) days of first of each month, as stated in Section 3.1 herein, the COMPANY shall pay the UNIVERSITY a late payment charge of $50.00 per occurrence. The payment of this late charge is in addition to other remedies available to the UNIVERSITY under this Lease.

4.    USE OF PREMISES: The Demised Premises shall be used only for the purpose of housing the office and laboratory, to be used as a research and development facility of COMPANY and to promote the development of products and sales of COMPANY emanating from such research. COMPANY agrees that all activities conducted within the Demised Premises shall be in full compliance with all federal and/or State rules and regulations, as well as any University of Connecticut written policies. University policies may be found online at http://www.policy.uconn.edu/ and http://www.policies.uchc.edu/ and on the TIP website at http://www.tip.uconn.edu.

5.     UNIVERSITY’S OBLIGATIONS:

5.1    The UNIVERSITY will provide and pay for: electricity; one telephone connection and one data jack; heat; hot and cold running water and sewer systems; snow and ice removal; sanding; grounds keeping; janitorial service; parking in common with the other tenants of the Building under the prevailing terms and conditions for UNIVERSITY’S employees; security; refuse removal from the Demised Premises; any renovations necessary to comply with any applicable fire, health, handicap accessibility and safety codes, including without limitation the American with Disabilities Act (ADA); replacement of burnt-out bulbs, tubes and ballasts; toilet supplies; and structural maintenance and repairs. Extra outfitting or upgrades to the Facilities will be at the expense of the COMPANY.

5.2    The UNIVERSITY, through the TIP, will provide to the COMPANY: access to the UNIVERSITY’S library and computer network; hazardous waste removal information for the coordination of services, training, inspection and a sample chemical hygiene plan; business support services; conference rooms; cold room; and fax/copier. TIP may offer, under special arrangement with the COMPANY: (1) access to specialized equipment and instrumentation; (2) connections to researchers and scientists; (3) animal facilities, as space allows and with appropriate faculty collaboration; and (4) access to the Bioservices Center at Storrs and Core Facilities at the University of Connecticut Health Center.

5.3    The UNIVERSITY will provide orientation to the COMPANY’S employees related to applicable UNIVERSITY policies.

6.    COMPANY OBLIGATIONS:

6.1    Except as otherwise provided for in Section 5, COMPANY shall be responsible for the following expenses, services and financial obligations related to use of the Demised Premises: payment of personal property taxes limited to COMPANY’S personal property and, in the case of real property taxes, a percentage of such taxes equal to the percentage of square footage of the Demised Premises (prorated for partial years of occupancy); assessments, special assessments or special permits, or similar charges, if any, related to the Demised Premises,

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of any nature whatsoever; utilities separately metered; leasehold improvements to the Demised Premises; plate glass replacement in the Demised Premises; signs, subject to reasonable consent of the UNIVERSITY; repair and/or replacement for any damage caused to UNIVERSITY property by the COMPANY or its invitees; commercial extermination service for the Demised Premises; telephone installation and call charges; and any modifications or renovations made at the request or under the direction of the COMPANY, subject to the prior written approval of the UNIVERSITY.

6.2    The COMPANY agrees it will comply with all federal and state laws and regulations and all UNIVERSITY Environmental Health and Safety (“EHS”) requirements including, but not limited to, requirements relating to hazardous waste removal, radiation safety, and animal health and welfare.

Prior to execution of this Lease and on an annual basis (and/or upon any changes in the business), the COMPANY will complete EHS and Research Compliance questionnaires. The COMPANY will require employees to attend all EHS trainings required by University. The COMPANY agrees to allow EHS personnel to conduct inspections of the Demised Premises upon occupancy and at any time thereafter with twenty-four (24) hours’ advance notice. Said inspections shall be conducted in the University’s sole discretion and for the sole benefit of the University and may not be relied upon by the COMPANY for any purpose. COMPANY shall be solely responsible for complying with all environmental health and safety laws and regulations and with University EHS requirements and for conducting its own monitoring and site inspections to ensure compliance therewith.

6.3    The COMPANY shall be solely responsible for hazardous waste removal and satisfying its obligation to comply with all federal and state laws and regulations and all EHS requirements. The COMPANY shall coordinate such removal with the EHS and the UNIVERSITY’s hazardous waste service provider. The COMPANY is responsible for scheduling, for signing for the shipment and for payment directly to the UNIVERSITY’s hazardous waste service provider. Pickup can be arranged at the TIP location where the COMPANY resides. The COMPANY can contract directly with the UNIVERSITY’s provider to have its hazardous waste removed, but it will be the COMPANY’s obligation to make all arrangements with the provider. The UNIVERSITY may, but is not required to, provide packaging through the EHS Office.

6.4    The COMPANY agrees to provide to the UNIVERSITY’S TIP management brief quarterly updates on: the COMPANY’S scientific progress, new and existing grants, and any company business issues. The COMPANY agrees to meet with the TIP management quarterly to provide an overall detailed status update on the COMPANY’S space needs. In addition, the COMPANY will provide its financial statements to TIP upon request from TIP management.

6.5    The COMPANY will provide, before the Lease is fully executed, a current certificate of liability insurance, in accordance with Section 16 of this Lease. A current certificate will be supplied by the COMPANY annually each year thereafter.

6.6    The COMPANY will make a best effort to provide comprehensive updates, utilizing non-confidential data, on scientific progress, new and existing grants, and business issues of COMPANY to the TIP committee within six (6) months of the start date for the Lease Term and annually thereafter.

6.7    The COMPANY will ensure that the Demised Premises are fully staffed and that the COMPANY’S TIP lab is adequately funded without any lengthy interruption through the term of this Lease.

6.8    The COMPANY will provide the UNIVERSITY quarterly data regarding jobs, revenue, and taxes generated by its business with the understanding that the UNIVERSITY agrees that this data will only be used in the aggregate for determining TIP program impact.

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6.9    The COMPANY will supply TIP with copies, as they are executed, of all consulting arrangements and/or use and occupancy agreements, supporting its TIP Lab, with other entities at the UNIVERSITY.

6.10    The COMPANY will supply to the UNIVERSITY, upon execution of this Lease or any Lease Amendment, a copy of its incorporation papers including documents indicating current officer names and ownership.

6.11    The COMPANY will develop a full business plan utilizing non-confidential and non-proprietary data relative to its TIP operation. In addition, COMPANY will provide its financial statements if requested by TIP management.

6.12    In year two of its occupancy, the COMPANY agrees that it will consider a plan for an eventual transition from the TIP facilities to an independent location at the end of the third year of the Lease Term. The TIP management will work with the COMPANY to develop the transition plan and provide services to support this effort.

6.13    The COMPANY agrees that improvements to the Demised Premises are the responsibility of the COMPANY and may be made only with the written consent of the UNIVERSITY. The Company further agrees that all such improvements shall be made in accordance with Section 14.

6.14    The COMPANY agrees that all costs associated with removing furniture and cabinets, including storage, from the Demised Premises will be the responsibility of COMPANY.

6.15    The COMPANY agrees that rent in Section 3.1 will be paid from the start date of the Lease regardless of occupancy of the Demised Premises, unless such postponement of occupancy is a result of delay by the UNIVERSITY.

6.16    The COMPANY will immediately notify UNIVERSITY’S Department of Public Safety regarding any injuries or accidents occurring on the Demised Premises.

6.17    The COMPANY will promptly notify UNIVERSITY of any new employees who will be working at the Demised Premises to ensure that they receive timely orientation relative to applicable University policies.

7.    INTELLECTUAL PROPERTY: UNIVERSITY shall not claim ownership in any intellectual property to which it may be entitled pursuant to Connecticut General Statutes Sections 10a-110 and 10a-110b, solely on the basis that such intellectual property was developed at or within the Demised Premises. Nothing in this or any other provision of this Lease shall prevent the parties hereto from entering into a written agreement concerning ownership of intellectual property or rights thereto developed at or within the Demised Premises, nor shall the UNIVERSITY be prohibited from claiming an ownership interest in any such intellectual property based on other factors contained in sections 10a-110 or 10a-110b.

8.    CONDITIONS OF PREMISES: The Demised Premises are leased to and taken by the COMPANY “as is,” and in its present condition; provided, however, that nothing contained herein shall modify the UNIVERSITY’S obligations under Section 5 hereof, and this provision shall not apply to latent defects or conditions or to non-obvious structural matters. The COMPANY covenants that it will maintain the Demised Premises in a clean, orderly and safe condition, ordinary wear and tear excepted, free from waste, and shall not permit any nuisance therein or the accumulation of trash or debris thereon or appurtenant thereto.

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9.    ASSIGNMENT AND SUBLETTING: The COMPANY shall not sublet the Demised Premises, in whole or in part, or assign this Lease, or permit the Demised Premises to be used or occupied, in whole or in part, by others without the prior written consent of the UNIVERSITY, which consent shall not be unreasonably withheld, delayed or conditioned. In the event such consent is given, the COMPANY shall not be relieved from any obligation under this Lease by reason of any such assignment or subletting.

10.    UNIVERSITY’S RIGHT OF ENTRY: The COMPANY agrees that the UNIVERSITY shall have the right to enter upon the Demised Premises at any time or from time to time for whatever purpose the UNIVERSITY deems necessary to enforce its rights or perform its obligations under this Lease, provided that UNIVERSITY will use its best efforts to avoid interfering with COMPANY’S business on the Demised Premises.

11.    COMPLIANCE WITH LAWS: The COMPANY agrees that it will use the Demised Premises so as to conform with and not violate any laws, regulations and/or requirements of the United States and/or the State of Connecticut and/or any ordinance, rule or regulation of the Town/City of Farmington, now or hereafter made, relating to the use of the Demised Premises to the extent applicable, and the COMPANY shall indemnify and save the UNIVERSITY harmless from any fines, penalties or costs for violation of or noncompliance with the same, relating to the operation of COMPANY’S business on the Demised Premises. The COMPANY will comply will all export control regulations, including the Export Administration Regulations (EAR) Title 15, sections 730-774 of the Code of Federal Regulations (CFR), and the International Traffic in Arms Regulations (ITAR), 22 CFR sections 120-130. The UNIVERSITY does not provide export control advice to TIP Companies. The COMPANY acknowledges that certain exemptions from export control regulations applicable to the University do not apply to private companies.

12.    LIENS: The COMPANY will not permit any lien for money claimed against or owing by the COMPANY to be placed against the Demised Premises or the Building during the term hereof and should any such lien be recorded, the COMPANY shall, within fifteen (15) days after such lien is recorded, bond over or pay and discharge same. Should any such lien be recorded and not be bonded over, released or discharged, the UNIVERSITY may, at the UNIVERSITY’S option (but without obligation so to pay or discharge such lien), pay and discharge any such lien, at the cost and expense of the COMPANY.

13.    DEFAULT BY THE COMPANY; RIGHT TO TERMINATE:

13.1    In the event the COMPANY shall: (a) fail to pay any rent payable pursuant to this Lease within ten (10) days following written notice that same is due; or (b) if, for a period of thirty (30) days after notice thereof has been given to the COMPANY the COMPANY shall fail to perform or comply with any term hereof or any duty or obligation imposed upon it by this Lease or by any other rule or regulation of the UNIVERSITY (provided, however, that if such cure cannot be accomplished within such thirty (30) days, and if the COMPANY promptly commences and diligently pursues such cure, the COMPANY may have up to thirty (30) additional days to effect such a cure); or (c) if the COMPANY shall abandon the Demised Premises; or (d) there shall be filed by or against the COMPANY, or any guarantor of the COMPANY’S obligations hereunder, a petition in bankruptcy or insolvency or for reorganization, dissolution, liquidation or for the appointment of a receiver or trustee of all or a portion of the COMPANY’S or such guarantor’s property and in the case of an involuntary bankruptcy, the same is not discharged within sixty (60) days thereafter; or (e) if the COMPANY or such guarantor makes an assignment for the benefit of creditors or enters into an arrangement or admits its inability to pay its debts as they become due, then and in any such event, the UNIVERSITY shall have the right, in addition to any other rights and remedies the UNIVERSITY may have, at the UNIVERSITY’S option, to enter upon the Demised Premises, repossess, and enjoy the same in accordance with applicable law, as if this Lease had not been made, and thereupon this Lease shall terminate without prejudice. Upon demand by the UNIVERSITY, the COMPANY shall surrender to the UNIVERSITY complete and peaceable possession of the Demised Premises.

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13.2    Without such re-entry as provided in Section 13.1, the UNIVERSITY may recover possession of the Demised Premises in any manner permitted by law, including summary process, it being understood that no demand for rent or re-entry for condition broken, as at common law, shall be necessary to enable the UNIVERSITY to recover such possession.

13.3    Upon the breach by the COMPANY of any terms and conditions of this Lease, the parties hereto agree that this Lease may be terminated immediately at the option of the UNIVERSITY, without any obligations being thrust upon the UNIVERSITY of any nature whatsoever.

13.4    Either party may terminate this Lease without cause or penalty upon sixty (60) days prior written notice.

14.    ALTERATIONS AND IMPROVEMENTS: The COMPANY shall not make any alterations or improvements in or to the Demised Premises without the prior written consent of the UNIVERSITY, which consent shall not be unreasonably withheld or delayed. Any approved alteration or improvement shall be done by contractors consented to by the UNIVERSITY, which consent shall not be unreasonably withheld or delayed. Such approved alteration or improvement shall be made in a good and workmanlike manner and in a manner so that the structural integrity of the Building shall not be impaired. The COMPANY shall obtain all necessary permits and, at the UNIVERSITY’S option, shall submit to the UNIVERSITY architectural renderings, insurance certificates and lien waivers as reasonably required by the UNIVERSITY. Upon the making of such alterations or improvements the same shall become the property of the UNIVERSITY, provided, however, that should the UNIVERSITY require removal of such improvements, the UNIVERSITY shall notify the COMPANY in writing at the time consent is given that the UNIVERSITY will require that the COMPANY remove the same at no expense to the UNIVERSITY and repair-any damage caused by such removal and that the Demised Premises shall be left by the COMPANY in the condition that the Demised Premises were in at the commencement of the term of this Lease, ordinary wear and tear excepted.

15.    PERSONAL PROPERTY: All personal property of every kind and description, which may at any time be on the Demised Premises, shall be at the COMPANY’s sole risk and the UNIVERSITY shall have no liability therefore.

16.    INSURANCE:

16.1    The COMPANY shall maintain its own insurance policy covering such personal property.

16.2    The COMPANY shall obtain and keep in force at its sole expense during the Lease Term, the following insurance coverage:

(a)	Commercial General Liability

1.	Each Occurrence	$1,000,000
2.	Personal and Advertising Injury	$1,000,000
3.	General Aggregate	$2,000,000
4.	Damage to Rented Premises	$ 250,000

The insurance shall provide for a retroactive date of placement prior to or coinciding with the effective date of this Lease.

(b)	Business Automobile Liability: Minimum Limits for Owned, Scheduled, Non Owned, or Hired Automobiles with a combined single limit of not less than $1,000,000 per occurrence.

(c)	Workers’ Compensation and Employer’s Liability: As required under state law.

(d)	Such other insurance in such amounts which from time to time may reasonably be required by the mutual consent of the UNIVERSITY and the COMPANY against other insurable hazards relating to performance.

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16.3    All policies of insurance provided for in this Section shall be issued by insurance companies with general policyholder’s rating of not less than A- and a financial rating of not less than Class VIII as rated in the most current available A.M. Best Insurance Reports and be licensed to do business in the State of Connecticut. All such policies shall be issued in the name of the COMPANY, and shall name, as Additional Insured, The State of Connecticut, University of Connecticut, with respects to liability arising out of operations, maintenance, or use of the Demised Premises. Certificates thereof shall be delivered to the UNIVERSITY within thirty (30) days after Lease execution, and thereafter certificates thereof shall be delivered to the UNIVERSITY within ten (10) days prior to the expiration of the term of each such policy, all at no cost to the UNIVERSITY. All certificates delivered to the UNIVERSITY shall contain a provision that the company writing said policy will give to the UNIVERSITY at least twenty (20) days’ notice in writing in advance of any material change, cancellation, termination or lapse of the Effective Date of any reduction in the amounts of insurance below the requirements of the Lease. Policies shall waive the right of recovery against the UNIVERSITY and shall be primary.

17.    INDEMNIFICATION: The COMPANY hereby indemnifies and shall defend and hold harmless the UNIVERSITY, the State of Connecticut, its officers and its employees from and against any and all suits, actions, legal or administrative proceedings, claims, demands, liabilities, monetary loss, interest, attorneys’ fees, costs and expenses of whatsoever kind or nature arising out of the performance of this agreement, including those arising out of injury to or death of COMPANY’s employees or subcontractors, whether arising before, during or after completion of the services hereunder and in any manner directly or indirectly caused, occasioned or contributed to in whole or in part, by reason of any intentional, reckless or negligent act or omission of the COMPANY or its employees, agents or subcontractors.

18.    SURRENDER OF PREMISES: At the expiration or other termination of this Lease, the COMPANY will surrender the Demised Premises, after consultation with EH&S, to the UNIVERSITY in as good, broom-clean condition as that existing at the beginning of the Lease Term (excluding reasonable use and wear thereof), and except for damage caused by unavoidable circumstances and any alterations or additions which may have been made by the COMPANY at the COMPANY’S expense with the written consent of the UNIVERSITY, or otherwise permitted hereunder. Any such alterations or additions shall become, at no cost to the UNIVERSITY, the property of the UNIVERSITY, at the end of the Lease Term, unless as otherwise provided in Section 14 hereof. The UNIVERSITY reserves the right, however, at the termination or expiration of the Lease, to demand, upon reasonable notice to the COMPANY, that the COMPANY remove such alterations and additions at the COMPANY’S expense, leaving the Demised Premises in substantially the same condition as it was at the beginning of the Lease Term.

19.    HOLDING OVER: If at the expiration or termination of the Lease (including any applicable extension option periods contained therein) the COMPANY shall hold over for any reason without the consent of the UNIVERSITY, the COMPANY thereafter shall be a tenant at sufferance, and the base rent shall be one hundred fifty percent (150%) of the rent specified in the final year of the Lease. Any holding over by the COMPANY shall not operate to extend or renew this Lease.

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20.    NOTICES: All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing. All notices demands and requests shall be deemed to have been properly served if sent by Federal Express or other reputable express carrier for next business day delivery, charges billed to or prepaid by shipper; or if deposited in the United States mail, registered or certified with return receipt requested, proper postage prepaid, addressed as follows:

If directed to the UNIVERSITY, written notice shall be addressed to:

Technology Incubation Program

University of Connecticut

Advanced Technology Laboratory

1392 Storrs Road, Unit 4213

Storrs, CT 06269-1177

If directed to the COMPANY, written notice shall be directed to:

David Lucchino

Frequency Therapeutic, Inc.

300 Technology Square, 8th Floor

Cambridge, MA 02139

21.    COMPLETE AGREEMENT: No prior stipulations, agreements or understandings, verbal or otherwise, of the parties hereto or their agents, shall be valid or enforceable unless embodied in the provisions of this Lease.

22.    NON-DISCRIMINATION: References in this Section to “Contract” shall mean this Lease and references to “Contractor” shall mean this COMPANY.

(a)    For purposes of this Section, the following terms are defined as follows: (i) “Commission” means the Commission on Human Rights and Opportunities; (ii) “Contract” and “contract” include any extension or modification of the Contract or contract; (iii) “Contractor” and “contractor” include any successors or assigns of the Contractor or contractor; (iv) “Gender identity or expression” means a person’s gender-related identity, appearance or behavior, whether or not that gender-related identity, appearance or behavior is different from that traditionally associated with the person’s physiology or assigned sex at birth, which gender-related identity can be shown by providing evidence including, but not limited to, medical history, care or treatment of the gender-related identity, consistent and uniform assertion of the gender-related identity or any other evidence that the gender-related identity is sincerely held, part of a person’s core identity or not being asserted for an improper purpose; (v) “good faith” means that degree of diligence which a reasonable person would exercise in the performance of legal duties and obligations; (vi) “good faith efforts” shall include, but not be limited to, those reasonable initial efforts necessary to comply with statutory or regulatory requirements and additional or substituted efforts when it is determined that such initial efforts will not be sufficient to comply with such requirements; (vii) “marital status” means being single, married as recognized by the State of Connecticut, widowed, separated or divorced; (viii) “mental disability” means one or more mental disorders, as defined in the most recent edition of the American Psychiatric Association’s “Diagnostic and Statistical Manual of Mental Disorders”, or a record of or regarding a person as having one or more such disorders; (ix) “minority business enterprise” means any small contractor or supplier of materials fifty-one percent or more of the capital stock, if any, or assets of which is owned by a person or persons: (1) who are active in the daily affairs of the enterprise, (2) who have the power to direct the management and policies of the enterprise, and (3) who are members of a minority, as such term is defined in subsection (a) of Connecticut General Statutes § 32-9n; and (x) “public works contract” means any agreement between any individual, firm or corporation and the State or any political subdivision of the State other than a municipality for construction, rehabilitation, conversion, extension, demolition or repair of a public building, highway or other changes or improvements in real property, or which is financed in whole or in part by the State, including, but not limited to, matching expenditures, grants, loans, insurance or guarantees.

For purposes of this Section, the terms “Contract” and “contract” do not include a contract where each contractor is (1) a political subdivision of the state, including, but not limited to, a municipality, (2) a quasi-public agency, as defined in Conn. Gen. Stat. Section 1-120, (3) any other state, including but not limited to any federally recognized Indian tribal governments, as defined in Conn. Gen. Stat. Section 1-267, (4) the federal government, (5) a foreign government, or (6) an agency of a subdivision, agency, state or government described in the immediately preceding enumerated items (1), (2), (3), (4) or (5).

(b)    (1) The Contractor agrees and warrants that in the performance of the Contract such Contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, ancestry, sex, gender identity or expression, mental retardation, mental disability or physical disability, including, but not limited to, blindness, unless it is shown by such Contractor that such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the State of Connecticut; and the Contractor further agrees to take affirmative action to insure that applicants with job-related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital status, national origin, ancestry, sex, gender identity or expression, mental retardation, mental disability or physical disability, including, but not limited to, blindness, unless it is shown by the Contractor that such disability prevents performance of the work involved; (2) the Contractor agrees, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, to state that it is an “affirmative action-equal opportunity employer” in

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accordance with regulations adopted by the Commission; (3) the Contractor agrees to provide each labor union or representative of workers with which the Contractor has a collective bargaining Agreement or other contract or understanding and each vendor with which the Contractor has a contract or understanding, a notice to be provided by the Commission, advising the labor union or workers’ representative of the Contractor’s commitments under this section and to post copies of the notice in conspicuous places available to employees and applicants for employment; (4) the Contractor agrees to comply with each provision of this Section and Connecticut General Statutes §§ 46a-68e and 46a-68f and with each regulation or relevant order issued by said Commission pursuant to Connecticut General Statutes §§ 46a-56, 46a-68e and 46a-68f; and (5) the Contractor agrees to provide the Commission on Human Rights and Opportunities with such information requested by the Commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the Contractor as relate to the provisions of this Section and Connecticut General Statutes § 46a-56. If the contract is a public works contract, the Contractor agrees and warrants that he will make good faith efforts to employ minority business enterprises as subcontractors and suppliers of materials on such public works projects.

(c)    Determination of the Contractor’s good faith efforts shall include, but shall not be limited to, the following factors: The Contractor’s employment and subcontracting policies, patterns and practices; affirmative advertising, recruitment and training; technical assistance activities and such other reasonable activities or efforts as the Commission may prescribe that are designed to ensure the participation of minority business enterprises in public works projects.

(d)     The Contractor shall develop and maintain adequate documentation, in a manner prescribed by the Commission, of its good faith efforts.

(e)    The Contractor shall include the provisions of subsection (b) of this Section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the State and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the Commission. The Contractor shall take such action with respect to any such subcontract or purchase order as the Commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with Connecticut General Statutes §46a-56; provided if such Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the Commission, the Contractor may request the State of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the State and the State may so enter.

(f)    The Contractor agrees to comply with the regulations referred to in this Section as they exist on the date of this Contract and as they may be adopted or amended from time to time during the term of this Contract and any amendments thereto.

(g)    (1) The Contractor agrees and warrants that in the performance of the Contract such Contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation; (2) the Contractor agrees to provide each labor union or representative of workers with which such Contractor has a collective bargaining Agreement or other contract or understanding and each vendor with which such Contractor has a contract or understanding, a notice to be provided by the Commission on Human Rights and Opportunities advising the labor union or workers’ representative of the Contractor’s commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (3) the Contractor agrees to comply with each provision of this section and with each regulation or relevant order issued by said Commission pursuant to Connecticut General Statutes § 46a-56; and (4) the Contractor agrees to provide the Commission on Human Rights and Opportunities with such information requested by the Commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the Contractor which relate to the provisions of this Section and Connecticut General Statutes § 46a-56.

(h)    The Contractor shall include the provisions of the foregoing paragraph in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the State and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the Commission. The Contractor shall take such action with respect to any such subcontract or purchase order as the Commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with Connecticut General Statutes § 46a-56; provided, if such Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the Commission, the Contractor may request the State of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the State and the State may so enter.

23.    EXECUTIVE ORDERS: This Contract is subject to the provisions of Executive Order No. Three of Governor Thomas J. Meskill, promulgated June 16, 1971, concerning labor employment practices, Executive Order No. Seventeen of Governor Thomas J. Meskill, promulgated February 15, 1973, concerning the listing of employment openings and Executive Order No. Sixteen of Governor John G. Rowland promulgated August 4, 1999, concerning violence in the workplace, all of which are incorporated into and are made a part of the Contract as if they had been fully set forth in it. The Contract may also be subject to Executive Order No. 14 of Governor M. Jodi Rell, promulgated April 17, 2006, concerning procurement of cleaning products and services and to Executive Order No. 49 of Governor Dannel P. Malloy, promulgated May 22, 2015, mandating disclosure of certain gifts to public employees and contributions to certain

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candidates for office. If Executive Order 14 and/or Executive Order 49 are applicable, they are deemed to be incorporated into and are made a part of the Contract as if they had been fully set forth in it. At the Contractor’s request, the Client Agency or DAS shall provide a copy of these orders to the Contractor.

24.    POWER TO EXECUTE: The individual signing this Lease on behalf of the COMPANY certifies that s/he has full authority to execute the same on behalf of the COMPANY and that this Lease has been duly authorized, executed and delivered by the COMPANY and is binding upon the COMPANY in accordance with its terms. The COMPANY shall provide a corporate resolution or other signature authority documentation certifying that the individual executing this Lease has been authorized by the governing body of the COMPANY to sign on behalf of the COMPANY, signed on or after the date of the Lease execution by the COMPANY.

25.    ETHICS AFFIDAVITS AND NONDISCRIMINATION CERTIFICATION REQUIREMENTS:

26.1    The UNIVERSITY, as an agency of the State of Connecticut, requires that notarized Gift and Campaign Contribution Certificates (Office of Policy and Management “OPM” Form 1) and Consulting Agreement Affidavits (OPM Form 5) accompany all State contracts/agreements with a value of $50,000 or more in a calendar or fiscal year. (Form 1 is also used with a multi-year contract to update the initial certification on an annual basis.)

26.2    An executed Nondiscrimination Certification must also be provided by the COMPANY at the time of Lease execution for all Leases with individuals, corporations and other entities, regardless of type, term, cost or value. The Certification requires the signer to disclose his/her title and certify that the COMPANY has in place a properly-adopted policy, which supports the nondiscrimination requirements of Connecticut law. This Certification is required for all original Leases as well as Lease Amendments, signed on or after the date of the Lease execution by the COMPANY.

26.    GOVERNING LAW: This Lease shall be governed by the laws of the State of Connecticut, without regard to its principles of conflicts of laws.

27.    CLAIMS AGAINST THE STATE: The COMPANY agrees that the sole and exclusive means for the presentation of any claim against the State arising from this Lease shall be in accordance with Chapter 53 of the Connecticut General Statutes (Claims Against the State) and the COMPANY further agrees not to initiate any legal proceedings in any state or federal court in addition to, or in lieu of, said Chapter 53 proceedings.

28.    MODIFICATION: The terms of this Lease may be modified or altered only by written Amendment to Lease between the UNIVERSITY and the COMPANY, and no act or omissions of any employee or agent of the UNIVERSITY or the COMPANY shall alter, change or modify any of the provisions hereof.

29.    APPROVAL OF BOARD OF TRUSTEES, STATE TREASURER AND ATTORNEY GENERAL: This Lease shall not be binding on the UNIVERSITY or the COMPANY unless approved by the UNIVERSITY’S Board of Trustees and executed by authorized representatives of the State of Connecticut Treasurer and, if required, the State of Connecticut Attorney General.

30.    FORCE MAJEURE: The UNIVERSITY and the COMPANY shall be excused for the period of delay in the performance of any of their respective obligations, excepting monetary obligations hereunder, and shall not be considered in default when prevented from so performing due to a labor strike, riot, war, fire, flood or other casualty, or Acts of God so extensive as to prevent the COMPANY from conducting business or preventing the COMPANY or the UNIVERSITY from complying with their obligations under the Lease.

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31.    STATE ELECTION ENFORCEMENT COMMISSION (SEEC) CAMPAIGN CONTRIBUTION BAN: This Lease may be subject to the provisions of the State Election Enforcement Commission (SEEC) Campaign Contribution Ban depending on the value as described herein. For all State contracts, including this Lease, as defined in P.A. 10-1 having a value in a calendar year of $50,000 or more or a combination or series of such agreements or contracts having a value of $100,000 or more, the authorized signatory to this Lease expressly acknowledges receipt of the State Elections Enforcement Commission’s notice advising state contractors of state campaign contribution and solicitation prohibitions, and will inform its principals of the contents of the notice. See SEEC NOTICE, attached hereto as Exhibit A.

IN WITNESS WHEREOF, the parties have hereunto set their hands.

UNIVERSITY OF CONNECTICUT		Frequency Therapeutic, Inc.

By:	/s/ Radenka Maric	By:	/s/ David L. Lucchino

Name:	Radenka Maric, Ph.D.	Name:	David Lucchino

Title:	Vice President for Research	Title:	Chief Executive Officer

Date:		Date:	7/22/2019

APPROVED pursuant to C. G. S. § 4b-38(g):

/s/ Linda R. Savitsky	Date:	September 19, 2019
Shawn T. Wooden, State Treasurer
(Or designee, Linda R. Savitsky )
(Title of designee: Deputy Treasurer )

University Approved Template rev. 1/31/2017

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EXHIBIT A

NOTICE

CONNECTICUT STATE ELECTIONS ENFORCEMENT COMMISSION - Rev. 1/11

NOTICE TO EXECUTIVE BRANCH STATE CONTRACTORS AND PROSPECTIVE STATE CONTRACTORS OF CAMPAIGN CONTRIBUTION AND SOLICITATION LIMITATIONS

This notice is provided under the authority of Connecticut General Statutes §9-612(g)(2), as amended by P.A. 10-1, and is for the purpose of informing state contractors and prospective state contractors of the following law (italicized words are defined below “Definitions).

CAMPAIGN CONTRIBUTION AND SOLICITATION LIMITATIONS

No state contractor, prospective state contractor, principal of a state contractor or principal of a prospective state contractor, with regard to a state contract or state contract solicitation with or from a state agency in the executive branch or a quasi-public agency or a holder, or principal of a holder of a valid prequalification certificate, shall make a contribution to (i) an exploratory committee or candidate committee established by a candidate for nomination or election to the office of Governor, Lieutenant Governor, Attorney General, State Comptroller, Secretary of the State or State Treasurer, (ii) a political committee authorized to make contributions or expenditures to or for the benefit of such candidates, or (iii) a party committee (which includes town committees).

In addition, no holder or principal of a holder of a valid prequalification certificate, shall make a contribution to (i) an exploratory committee or candidate committee established by a candidate for nomination or election to the office of State senator or State representative, (ii) a political committee authorized to make contributions or expenditures to or for the benefit of such candidates, or (iii) a party committee.

On and after January 1, 2011, no state contractor, prospective state contractor, principal of a state contractor or principal of a prospective state contractor, with regard to a state contract or state contract solicitation with or from a state agency in the executive branch or a quasi-public agency or a holder, or principal of a holder of a valid prequalification certificate, shall knowingly solicit contributions from the state contractor’s or prospective state contractor’s employees or from a subcontractor or principals of the subcontractor on behalf of (i) an exploratory committee or candidate committee established by a candidate for nomination or election to the office of Governor, Lieutenant Governor, Attorney General, State Comptroller, Secretary of the State or State Treasurer, (ii) a political committee authorized to make contributions or expenditures to or for the benefit of such candidates, or (iii) a party committee.

DUTY TO INFORM

State contractors and prospective state contractors are required to inform their principals of the above prohibitions, as applicable, and the possible penalties and other consequences of any violation thereof.

PENALTIES FOR VIOLATIONS

Contributions or solicitations of contributions made in violation of the above prohibitions may result in the following civil and criminal penalties:

Civil penalties—Up to $2,000 or twice the amount of the prohibited contribution, whichever is greater, against a principal or a contractor. Any state contractor or prospective state contractor which fails to make reasonable efforts to comply with the provisions requiring notice to its principals of these prohibitions and the possible consequences of their violations may also be subject to civil penalties of up to $2,000 or twice the amount of the prohibited contributions made by their principals.

Criminal penalties—Any knowing and willful violation of the prohibition is a Class D felony, which may subject the violator to imprisonment of not more than 5 years, or not more than $5,000 in fines, or both.

CONTRACT CONSEQUENCES

In the case of a state contractor, contributions made or solicited in violation of the above prohibitions may resulting the contract being voided.

In the case of a prospective state contractor, contributions made or solicited in violation of the above prohibitions shall result in the contract described in the state contract solicitation not being awarded to the prospective state contractor, unless the State Elections Enforcement Commission determines that mitigating circumstances exist concerning such violation.

The State shall not award any other state contract to anyone found in violation of the above prohibitions for a period of one year after the election for which such contribution is made or solicited, unless the State Elections Enforcement Commission determines that mitigating circumstances exist concerning such violation.

Additional information may be found on the website of the State Elections Enforcement Commission, www.ct.gov/seec. Click on the link to “Lobbyist/Contractor Limitations.”

DEFINITIONS

“State contractor” means a person, business entity or nonprofit organization that enters into a state contract. Such person, business entity or nonprofit organization shall be deemed to be a state contractor until December thirty-first of the year in which such contract terminates. “State contractor” does not include a municipality or any other political subdivision of the state, including any entities or associations duly created by the municipality or political subdivision exclusively amongst themselves to further any purpose authorized by statute or charter, or an employee in the executive or legislative branch of state government or a quasi-public agency, whether in the classified or unclassified service and full or part-time, and only in such person’s capacity as a state or quasi-public agency employee.

“Prospective state contractor” means a person, business entity or nonprofit organization that (i) submits a response to a state contract solicitation by the state, a state agency or a quasi-public agency, or a proposal in response to a request for proposals by the state, a state agency or a quasi-public agency, until the contract

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has been entered into, or (ii) holds a valid prequalification certificate issued by the Commissioner of Administrative Services under section 4a-100. “Prospective state contractor” does not include a municipality or any other political subdivision of the state, including any entities or associations duly created by the municipality or political subdivision exclusively amongst themselves to further any purpose authorized by statute or charter, or an employee in the executive or legislative branch of state government or a quasi-public agency, whether in the classified or unclassified service and full or part-time, and only in such person’s capacity as a state or quasi-public agency employee.

“Principal of a state contractor or prospective state contractor” means (i) any individual who is a member of the board of directors of, or has an ownership interest of five per cent or more in, a state contractor or prospective state contractor, which is a business entity, except for an individual who is a member of the board of directors of a nonprofit organization, (ii) an individual who is employed by a state contractor or prospective state contractor, which is a business entity, as president, treasurer or executive vice president, (iii) an individual who is the chief executive officer of a state contractor or prospective state contractor, which is not a business entity, or if a state contractor or prospective state contractor has no such officer, then the officer who duly possesses comparable powers and duties, (iv) an officer or an employee of any state contractor or prospective state contractor who has managerial or discretionary responsibilities with respect to a state contract, (v) the spouse or a dependent child who is eighteen years of age or older of an individual described in this subparagraph, or (vi) a political committee established or controlled by an individual described in this subparagraph or the business entity or nonprofit organization that is the state contractor or prospective state contractor.

“State contract” means an agreement or contract with the state or any state agency or any quasi-public agency, let through a procurement process or otherwise, having a value of fifty thousand dollars or more, or a combination or series of such agreements or contracts having a value of one hundred thousand dollars or more in a calendar year, for (i) the rendition of services, (ii) the furnishing of any goods, material, supplies, equipment or any items of any kind, (iii) the construction, alteration or repair of any public building or public work, (iv) the acquisition, sale or lease of any land or building, (v) a licensing arrangement, or (vi) a grant, loan or loan guarantee. “State contract” does not include any agreement or contract with the state, any state agency or any quasi-public agency that is exclusively federally funded, an education loan, a loan to an individual for other than commercial purposes or any agreement or contract between the state or any state agency and the United States Department of the Navy or the United States Department of Defense.

“State contract solicitation” means a request by a state agency or quasi-public agency, in whatever form issued, including, but not limited to, an invitation to bid, request for proposals, request for information or request for quotes, inviting bids, quotes or other types of submittals, through a competitive procurement process or another process authorized by law waiving competitive procurement.

“Managerial or discretionary responsibilities with respect to a state contract” means having direct, extensive and substantive responsibilities with respect to the negotiation of the state contract and not peripheral, clerical or ministerial responsibilities.

“Dependent child” means a child residing in an individual’s household who may legally be claimed as a dependent on the federal income tax of such individual.

“Solicit” means (A) requesting that a contribution be made, (B) participating in any fund-raising activities for a candidate committee, exploratory committee, political committee or party committee, including, but not limited to, forwarding tickets to potential contributors, receiving contributions for transmission to any such committee or bundling contributions, (C) serving as chairperson, treasurer or deputy treasurer of any such committee, or (D) establishing a political committee for the sole purpose of soliciting or receiving contributions for any committee. Solicit does not include: (i) making a contribution that is otherwise permitted by Chapter 155 of the Connecticut General Statutes; (ii) informing any person of a position taken by a candidate for public office or a public official, (iii) notifying the person of any activities of, or contact information for, any candidate for public office; or (iv) serving as a member in any party committee or as an officer of such committee that is not otherwise prohibited in this section.

“Subcontractor” means any person, business entity or nonprofit organization that contracts to perform part or all of the obligations of a state contractor’s state contract. Such person, business entity or nonprofit organization shall be deemed to be a subcontractor until December thirty first of the year in which the subcontract terminates. “Subcontractor” does not include (i) a municipality or any other political subdivision of the state, including any entities or associations duly created by the municipality or political subdivision exclusively amongst themselves to further any purpose authorized by statute or charter, or (ii) an employee in the executive or legislative branch of state government or a quasi-public agency, whether in the classified or unclassified service and full or part-time, and only in such person’s capacity as a state or quasi-public agency employee.

“Principal of a subcontractor” means (i) any individual who is a member of the board of directors of, or has an ownership interest of five per cent or more in, a subcontractor, which is a business entity, except for an individual who is a member of the board of directors of a nonprofit organization, (ii) an individual who is employed by a subcontractor, which is a business entity, as president, treasurer or executive vice president, (iii) an individual who is the chief executive officer of a subcontractor, which is not a business entity, or if a subcontractor has no such officer, then the officer who duly possesses comparable powers and duties, (iv) an officer or an employee of any subcontractor who has managerial or discretionary responsibilities with respect to a subcontract with a state contractor, (v) the spouse or a dependent child who is eighteen years of age or older of an individual described in this subparagraph, or (vi) a political committee established or controlled by an individual described in this subparagraph or the business entity or nonprofit organization that is the subcontractor.

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